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                                  EXHIBIT 99.2

                    AGREEMENT RE JOINT FILING OF SCHEDULE 13D


Each of the undersigned hereby agrees:

      1. Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

      2. Each of them is responsible for the timely filing of such Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.


DATED: October 21, 1999                   VERDE REINSURANCE COMPANY,
                                          LTD., a corporation of the
                                          Island of Nevis


                                    By:  /s/ ERNEST C. GARCIA II
                                        _____________________________________
                                          Ernest C. Garcia II
                                    Its:  President



                                    VERDE INVESTMENTS, INC., an Arizona
                                    corporation


                                    By:  /s/ ERNEST C. GARCIA II
                                        _____________________________________
                                          Ernest C. Garcia II
                                    Its:  President



                                    ERNEST C. GARCIA II


                                    By:  /s/ ERNEST C. GARCIA II
                                        _____________________________________
                                          Ernest C. Garcia II, as an Individual